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                                                                    Exhibit 23.1


INDEPENDENT ACCOUNTANTS' CONSENT

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-95855) of Apogee Enterprises, Inc. of our report dated June 15, 2002, appearing in this Annual Report on Form 11-K of Apogee Enterprises, Inc. Tax Relief Investment Plan for the year ended December 31, 2001.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
June 28, 2002


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